Exhibit 99.1

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

References to “RAIT”, “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries, unless the context otherwise requires.

On July 16, 2009, RAIT sold its residential mortgage portfolio to an affiliate of Angelo, Gordon & Co., L.P., pursuant to a Purchase and Sale Agreement, or the purchase and sale agreement, dated as of July 15, 2009 between RAIT’s subsidiary, Taberna Loan Holdings I, LLC, or the seller, and AG Park Lane I Corp., or the buyer. The purchase and sale agreement provided for the sale by seller to buyer of all of RAIT’s notes and equity interests, or the retained interests, together with any principal or interest payable thereon, issued by the following six securitizations of residential mortgage loans, or the securitizations: Bear Stearns ARM Trust 2005-7, Bear Stearns ARM Trust 2005-9, Citigroup Mortgage Loan Trust 2005-1, CWABS Trust 2005 HYB9, Merrill Lynch Mortgage Investors Trust, Series 2005-A9 and Merrill Lynch Mortgage Backed Securities Trust, Series 2007-2. The purchase price paid by buyer to seller under the purchase and sale agreement was $15.8 million, plus accrued interest.

The following unaudited pro forma consolidated financial statements give effect to the disposition of our retained interests in the securitizations, resulting in our deconsolidation of assets totaling $3.4 billion and liabilities totaling $3.3 billion, as if the disposition had been completed as of the beginning of the period presented with respect to the pro forma statements of operations, and as of March 31, 2009, with respect to the pro forma balance sheet.

The unaudited pro forma consolidated balance sheet and the pro forma consolidated statements of operations were derived by adjusting our historical consolidated financial statements for the completed transaction. RAIT’s management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transaction described above. The estimated adjustments give effect to our transfer of these retained interests and our deconsolidation of the assets, liabilities, revenue and expenses of these securitizations and are described in the notes to the unaudited pro forma financial information. The unaudited pro forma financial information presented are for informational purposes only and are based upon available information and assumptions that management believes are reasonable under the circumstances. You should not construe the unaudited pro forma financial data as indicative of the financial position or results of operations that RAIT would have achieved had the transactions been consummated on the dates assumed. Moreover, they do not purport to represent RAIT’s consolidated financial position or results of operations for any future date or period. The manner in which we calculate pro forma financial information may differ from similarly titled measures reported by other companies. The unaudited pro forma consolidated balance sheet and statement of operations and accompanying notes should be read in conjunction with our historical consolidated financial statements included as an exhibit to our Current Report on Form 8-K filed with the SEC on June 29, 2009.

The unaudited pro forma consolidated balance sheet and the pro forma consolidated statements of operations include RAIT’s historical consolidated financial statements, which have been adjusted to reflect the adoption of several new accounting pronouncements that are described in our Current Report on Form 8-K filed with the SEC on June 29, 2009.

RAIT Financial Trust

Pro forma Consolidated Balance Sheet

As of March 31, 2009

(Unaudited, dollars in thousands, except share and per share information)

	RAIT Historical (A)	Adjustments		Pro Forma
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred equity interests	$1,842,807	$—		$1,842,807
Residential mortgages and mortgage-related receivables	3,490,698	(3,489,348)	(B)	1,350
Allowance for losses	(226,052)	98,474	(B)	(127,578)

Total investments in mortgages and loans	5,107,453	(3,390,874)		1,716,579
Investments in securities and security-related receivables, at fair value	1,809,444	—		1,809,444
Investments in real estate interests	501,459	—		501,459
Cash and cash equivalents	40,974	16,505	(C)	57,479
Restricted cash	177,286	—		177,286
Accrued interest receivable	92,560	(14,710)	(B)	77,850
Other assets	28,106	—		28,106
Deferred financing costs, net of accumulated amortization	29,523	(862)	(B)	28,661
Intangible assets, net of accumulated amortization	9,672	—	(B)	9,672

Total assets	$7,796,477	$(3,389,941)		$4,406,536

Liabilities and Equity
Indebtedness:
Secured credit facilities and other indebtedness	$166,203	$—		$166,203
Mortgage-backed securities issued	3,269,861	(3,269,861)	(B)	—
Trust preferred obligations, at fair value	188,116	—		188,116
CDO notes payable	1,964,212	—		1,964,212
Convertible senior notes	377,873	—		377,873

Total indebtedness	5,966,265	(3,269,861)		2,696,404
Accrued interest payable	91,353	(13,952)	(B)	77,401
Accounts payable and accrued expenses	12,793	(760)	(B)	12,033
Derivative liabilities	572,124	—		572,124
Deferred taxes, borrowers’ escrows and other liabilities	38,822	—		38,822

Total liabilities	6,681,357	(3,284,573)		3,396,784
Equity:
Shareholders’ equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized;
7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	—		28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	—		23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,600,000 shares issued and outstanding	16	—		16
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 64,912,089 issued and outstanding, including 53,638 unvested restricted share awards	649	—		649
Additional paid in capital	1,615,067	—		1,615,067
Accumulated other comprehensive income (loss)	(235,045)	(3,988)	(B)	(239,033)
Retained earnings (deficit)	(448,291)	(101,380)	(D)	(549,671)

Total shareholders’ equity	932,447	(105,368)		827,079
Noncontrolling interests	182,673	—		182,673

Total equity	1,115,120	(105,368)		1,009,752

Total liabilities and equity	$7,796,477	$(3,389,941)		$4,406,536

The accompanying notes are an integral part of these consolidated financial statements.

RAIT Financial Trust

Consolidated Statements of Operations

For the Three-Month Period Ended March 31, 2009

(Unaudited and dollars in thousands, except share and per share information)

	RAIT Historical (A)	Adjustments		Pro Forma
Revenue:
Investment interest income	$151,093	$(49,922)	(B)	$101,171
Investment interest expense	(103,020)	46,918	(B)	(56,102)

Net interest margin	48,073	(3,004)		45,069
Rental income	10,289	—		10,289
Fee and other income	2,820	—		2,820

Total revenue	61,182	(3,004)		58,178
Expenses:
Compensation expense	5,638	—		5,638
Real estate operating expense	9,744	—		9,744
General and administrative expense	4,257	—		4,257
Provision for losses	119,504	(57,940)	(B)	61,564
Depreciation expense	4,041	—		4,041
Amortization of intangible assets	315	—		315

Total expenses	143,499	(57,940)		85,559

Income (loss) before other income (expense), taxes and discontinued operations	(82,317)	54,936		(27,381)
Interest and other income	601	—		601
Losses on sales of assets	—	(160,966)	(D)	(160,966)
Gains on extinguishment of debt	35,207	—		35,207
Change in fair value of free-standing derivatives	—	—		—
Change in fair value of financial instruments	(99,805)	—		(99,805)
Unrealized gains (losses) on interest rate hedges	(242)	231	(E)	(11)
Equity in income (loss) of equity method investments	(7)	—		(7)

Income (loss) before taxes and discontinued operations	(146,563)	(105,799)		(252,362)
Income tax benefit	36	—		36

Income (loss) from continuing operations	(146,527)	(105,799)		(252,326)
Income (loss) from discontinued operations	(1,887)	—		(1,887)

Net income (loss)	(148,414)	(105,799)		(254,213)
(Income) loss allocated to preferred shares	(3,406)	—		(3,406)
(Income) loss allocated to noncontrolling interests	7,588	—		7,588

Net income (loss) allocable to common shares	$(144,232)	$(105,799)		$(250,031)

Earnings (loss) per share—Basic:
Continuing operations	$(2.19)			$(3.82)
Discontinued operations	(0.03)			(0.03)

Total earnings (loss) per share—Basic	$(2.22)			$(3.85)

Weighted-average shares outstanding—Basic	64,949,070			64,949,070

Earnings (loss) per share—Diluted:
Continuing operations	$(2.19)			$(3.82)
Discontinued operations	(0.03)			(0.03)

Total earnings (loss) per share—Diluted	$(2.22)			$(3.85)

Weighted-average shares outstanding—Diluted	64,949,070			64,949,070

The accompanying notes are an integral part of these consolidated financial statements.

RAIT Financial Trust

Consolidated Statements of Operations

For the Year Ended December 31, 2008

(Unaudited and dollars in thousands, except share and per share information)

	RAIT Historical (A)	Adjustments		Pro Forma
Revenue:
Investment interest income	$691,287	$(216,080)	(B)	$475,207
Investment interest expense	(485,286)	200,507	(B)	(284,779)

Net interest margin	206,001	(15,573)		190,428
Rental income	19,161	—		19,161
Fee and other income	21,357	—		21,357

Total revenue	246,519	(15,573)		230,946
Expenses:
Compensation expense	29,804	—		29,804
Real estate operating expense	16,062	—		16,062
General and administrative expense	21,930	—		21,930
Provision for losses	162,783	(54,135)	(B)	108,648
Depreciation expense	6,655	—		6,655
Amortization of intangible assets	17,077	—		17,077

Total expenses	254,311	(54,135)		200,176

Income (loss) before other income (expense), taxes and discontinued operations	(7,792)	38,562		30,770
Interest and other income	1,379	—		1,379
Losses on sales of assets	806	(218,855)	(D)	(218,049)
Gains on extinguishment of debt	42,572	—		42,572
Change in fair value of free-standing derivatives	(37,203)	—		(37,203)
Change in fair value of financial instruments	(552,437)	—		(552,437)
Unrealized gains (losses) on interest rate hedges	(407)	563	(E)	156
Equity in income (loss) of equity method investments	927	—		927
Asset impairments	(67,052)	—		(67,052)

Income (loss) before taxes and discontinued operations	(619,207)	(179,730)		(798,937)
Income tax benefit	2,137	—		2,137

Income (loss) from continuing operations	(617,070)	(179,730)		(796,800)
Income (loss) from discontinued operations	(2,115)	—		(2,115)

Net income (loss)	(619,185)	(179,730)		(798,915)
(Income) loss allocated to preferred shares	(13,641)	—		(13,641)
(Income) loss allocated to noncontrolling interests	189,580	—		189,580

Net income (loss) allocable to common shares	$(443,246)	$(179,730)		$(622,976)

Earnings (loss) per share—Basic:
Continuing operations	$(6.96)			$(9.80)
Discontinued operations	(0.03)			(0.03)

Total earnings (loss) per share—Basic	$(6.99)			$(9.83)

Weighted-average shares outstanding—Basic	63,394,447			63,394,447

Earnings (loss) per share—Diluted:
Continuing operations	$(6.96)			$(9.80)
Discontinued operations	(0.03)			(0.03)

Total earnings (loss) per share—Diluted	$(6.99)			$(9.83)

Weighted-average shares outstanding—Diluted	63,394,447			63,394,447

Distributions declared per common share	$1.27			$1.27

The accompanying notes are an integral part of these consolidated financial statements.

RAIT Financial Trust

Notes to Pro Forma Consolidated Financial Information

(Unaudited and dollars in thousands, except share and per share information)

(A)	Represents the historical consolidated financial statements of RAIT Financial Trust (RAIT) for the three-months ended March 31, 2009 as previously filed with the SEC on May 11, 2009 in its Quarterly Report on Form 10-Q and for the year ended December 31, 2008 as previously filed with the SEC on June 29, 2009 as an exhibit to its Current Report on Form 8-K.

(B)	Represents the historical financial information included in RAIT’s consolidated financial statements for the six residential mortgage securitizations that RAIT sold on July 16, 2009. Previously, RAIT retained all of the residual interests in these six securitizations and consolidated the six securitizations pursuant to FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51”, or FIN 46R. Upon the sale of all of RAIT’s residual interests, RAIT removed the assets, liabilities, revenue and expenses relating thereto and deconsolidated the six securitizations.

(C)	Represents the cash received by RAIT upon the sale of the six residential mortgage securitizations and is comprised of the following:

Purchase price	$15,800
Accrued interest	705

Total cash received	$16,505

(D)	Represents the loss incurred by RAIT upon the sale of the six residential mortgage securitizations as if the sale occurred on March 31, 2009 for purposes of the pro forma consolidated balance sheet, January 1, 2009 for purposes of the three-months ended March 31, 2009 and on January 1, 2008 for purposes of the year ended December 31, 2008. The losses were calculated by comparing the total cash received above to our investment or basis in these six securitizations as of January 1, 2009 and January 1, 2008, respectively, as follows:

	As of March 31, 2009 (a)	As of January 1, 2009 (b)	As of January 1, 2008 (c)
Residential mortgages and mortgage-related receivables	$3,489,348	$3,597,576	$4,055,357
Allowance for loan losses	(98,474)	(52,887)	(11,418)
Accrued interest receivable	14,710	15,570	18,521
Other assets	—	—	84
Deferred financing costs, net of accumulated amortization	862	941	1,324
Mortgage-backed securities issued	(3,269,861)	(3,364,150)	(3,801,959)
Accrued interest payable	(13,952)	(14,363)	(16,315)
Accounts payable and accrued expenses	(760)	(779)	(879)
Derivative liabilities	—	—	(1,629)
Accumulated other comprehensive income	(3,988)	(4,437)	(7,726)

Investment basis	117,885	177,471	235,360
Cash received	16,505	16,505	16,505

Loss on sale	$(101,380)	$(160,966)	$(218,855)

(a)	The loss computed as of March 31, 2009 was used in computing the pro forma balance sheet included herein.

(b)	The loss computed as of January 1, 2009 was used in computing the pro forma statement of operations for the three-month period ended March 31, 2009. It is assumed the sale transaction occurred on January 1, 2009 when presenting the pro forma financial information.

(c)	The loss computed as of January 1, 2008 was used in computing the pro forma statement of operations for the year ended December 31, 2008. It is assumed the sale transaction occurred on January 1, 2008 when presenting the pro forma financial information.

The actual loss incurred upon the sale of these six securitizations in July 2009 is approximately $62 million.

(E)	Represents unrealized losses incurred on interest rate hedges during the respective periods that were associated with these six securitizations.